Exhibit 99.3


          CAUTIONARY STATEMENTS CONCERNING FORWARD-LOOKING INFORMATION

      Certain significant risks and uncertainties are important considerations to be taken into account in conjunction with consideration and review of Casual Male Retail Group, Inc.'s (the "Company") reports, registration statements, information statements, press releases, and other publicly-disseminated documents (including oral statements concerning Company business information made on behalf of the Company) that include forward-looking information.

      The nature of forward-looking information is that such information involves assumptions, risks and uncertainties. Certain public documents of the Company and oral statements made by authorized officers, directors, employees, agents and representatives of the Company, acting on its behalf, may include forward-looking information which will be influenced by the following and other assumptions, risks and uncertainties. Forward-looking information requires management of the Company to make assumptions, estimates, forecasts and projections regarding the Company's future results as well as the future effectiveness of the Company's strategic plans and future operational decisions. Forward-looking statements made by or on behalf of the Company are subject to the risk that the forecasts, projections, and expectations of management, or assumptions underlying such forecasts, projections and expectations, may become inaccurate. Accordingly, the Company's future financial positions, its actual results of operations and the implementation of its plans and operations may differ materially from forward-looking statements made on behalf of the Company. The following discussion identifies certain important factors that could affect the Company's financial position, its actual results of operations, and its actions and could cause the Company's financial position, its results of operations, and its actions to differ materially from any forward-looking statements made by or on behalf of the Company. Other factors, which are not identified herein, could also have such an effect.

Risks Related to the Market in Which We Operate

Our sales will suffer if we fail to accurately predict changing fashion trends and consumer preferences.

      Our business is dependent upon our being able to predict fashion trends, customer preferences and other fashion-related factors. Customer tastes and fashion trends are volatile and tend to change rapidly. Our success depends in large part upon management's ability to effectively predict and respond to changing fashion tastes and consumer demands and to translate market trends to appropriate saleable product offerings far in advance. If we are unable to successfully predict or respond to changing styles or trends and misjudge the market for our products or any new product lines, our sales will be lower and we may be faced with a substantial amount of unsold inventory or missed opportunities. In response, we may be forced to rely on additional markdowns or promotional sales to dispose of excess, slow-moving inventory, which would decrease our revenues, profit margins and profits. In addition, the failure to satisfy consumer demand could have serious longer-term consequences, such as an adverse impact on our brand recognition and the loss of market share to our competitors if our customer base comes to believe that other retailers are more successfully addressing their preferences.

Macroeconomic factors adversely affecting the retail industry could also cause a decrease our retail sales which would negatively impact our profitability.

      Our sales could be negatively impacted by a weak retail environment caused by a decline in consumer confidence and ultimately a reduction in consumer spending for such discretionary items such as apparel, which become a lower priority than necessities such as food and housing. Apparel retailers are subject to general economic conditions and purchases of apparel may decline at any time, especially during recessionary periods. In addition, our financial performance is also sensitive to changes in consumer spending trends and shopping patterns.

      We understand that the retail industry can be adversely affected by certain economic factors outside of our control that would affect our costs as well as consumer spending behavior. Some of these factors include rising interest rates, negative consumer sentiment brought about by uncertainty over economic recovery and national security, inflation, and rising unemployment. Further, it is well-known in the apparel industry that when economic

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conditions worsen, men are more reluctant than women and children to shop for clothes for themselves. Because over 80% of our sales are attributable to men's apparel, we would be especially sensitive to such a decline. We have no ability to predict or control these economic and political variables.

We could lose market share to competitors in the retail industry, which would cause a decline in our revenues and have a serious adverse impact on our profitability.

      The United States casual apparel market, men's big and tall market and footwear industry are highly competitive with many national and regional department stores, specialty apparel retailers and discount stores offering a broad range of apparel products similar to the products that we sell. Besides retail competitors, we consider any casual apparel manufacturer operating in outlet parks throughout the United States to be a competitor in the casual apparel market. Due to consolidation in the men's apparel industry, it is possible that another competitor, either a mass merchant or a men's specialty store or specialty apparel catalog, could gain market share in men's big and tall apparel due to more favorable pricing, locations, brand and fashion assortment and size availability. Recently, sales of Levi's(R) brand jeans have been impacted by the increased competition from private labels as well as fashion jeans market entrants and by a decrease in national sales trends of Levi's(R) brand products. Our future Candie's(R) Outlet stores face substantial competition in each of our product lines from, among other brands, Skechers, Steve Madden and Esprit. The presence in the marketplace of various fashion trends and the limited availability of shelf space also can affect competition.

      We may not be able to compete successfully with our competitors in the future and could lose brand recognition and market share. A significant loss of market share would put the Company's revenues and profitability at risk.

Our advertising and promotion efforts, while increasing costs, may not result in increased sales.

      Our business is directly affected by the success or failure of the advertising and promotional efforts of the Company and our vendors. Future advertising efforts of our company, our vendors or our other licensors may be costly and may not result in increased sales. If a major advertising campaign were undertaken without success, then the Company's failure to realize any revenues from its advertising and promotional expenditures, together with the possible resulting erosion of brand recognition and loss of market share, would have a negative impact upon the Company's revenues. In either case, increased costs and decreased margins, accompanied by static or decreased revenues, would cause a decline in the Company's profitability.

Risks Related to Our Operations

Our business is likely to be damaged if we are unable to keep certain key personnel.

      Our future success is dependent on the personal efforts, performance and abilities of our key management. Although none of our senior executives is close to retirement age and we are not currently aware of any tensions between management and any senior executive, there is always the possibility that a key member of the management team could become unwilling or unable to continue in that capacity for other reasons. For example, the loss of the services of the Company's chief executive officer, David Levin, or its chief financial officer, Dennis Hernreich, both of whom are an integral part of our daily operations and primary decision makers in all operating matters, could significantly impact the business, until adequate replacements can be identified and put in place, by causing a loss of organizational focus, poor operating execution, or both. In addition, the loss of our chief executive officer and chief financial officer, each of whom has many years of senior executive experience in the retail apparel industry, could materially reduce our ability to identify and execute potential strategic initiatives such as joint venture and licensing opportunities, the establishment of new store locations, and possible acquisitions. That could, among other things, reduce potential revenues, prevent us from diversifying from more limited product lines and geographic concentrations, and expose us to downturns in those markets. The loss of those individuals as well as our chairman, who also has many years of experience in the capital markets, could negatively impact our ability to obtain additional debt or equity financing for our operations or to refinance existing indebtedness, or the terms that might be negotiated for such financing or refinancing. Those circumstances in turn could ultimately result in a significant decline in profitability and an erosion in the Company's financial condition. The competition is intense for the type

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of highly skilled individuals with relevant industry experience that we require and we may not be able to attract and retain new employees of the caliber needed to achieve our objectives.

If we fail to adequately upgrade and enhance our information systems and control procedures, our systems may not be able to support our requirements.

      The Company depends heavily upon technology and information systems to control inventory, sales, markdowns, merchandise on hand and other critical information. We periodically review, improve and, under certain circumstances, replace our technology and management information systems to provide enhanced support to all operating areas of our company. Currently, the Company is undergoing a significant effort to replace Casual Male's existing antiquated legacy systems, as part of the process of integrating the historical Designs, Inc. and Casual Male operations.

      It is critically important to the successful operation of the Company that the implementation of the systems integration process, which entails the replacement, enhancement, or upgrade of all Casual Male's vital information systems, be completed timely without disruption to the daily operations of the Company. The Company anticipates that the implementation will require approximately 12 months to complete.

      However, we may not be able to successfully implement required enhancements to our operating systems in the future. If such upgrades and enhancements are not successfully implemented, then our current systems may not be able to continue to support adequately our future management information requirements.

      Any significant deficiencies in our management information systems resulting in less than optimal systems performance could have a negative impact upon the business. For example, since the information systems provide vital information with respect to specific merchandise sales at the SKU level, replenishment requirements to maintain optimum inventory levels, and sell through data from which markdown requirements are identified to most productively sell through poor selling SKU's, if that information is not consistently provided on a timely and accurate basis the Company's sales could be severely impacted, or its gross margins could easily erode.

      If we fail to continue to improve upon and enhance our present management information systems, then we may not be able to resolve or eliminate any existing or potential difficulties, which could have a significant impact on our business and results of operations.

If the third party manufacturers upon which we are dependent are unable or unwilling to meet our needs, then we may be unable to obtain sufficient products of adequate quality.

      We do not own or operate any manufacturing facilities and are therefore are entirely dependent on third parties for the manufacture of the products we sell, which are the core of our business. Without adequate supplies of merchandise to sell to our customers in the merchandise styles and fashions demanded by the Company's particular customer base, sales would decrease materially and the Company's business would be in jeopardy. Furthermore, approximately 75-80% of our merchandise are private label items made specifically for Casual Male and its customers. In the event that manufacturers are unable or unwilling to ship products to us in a timely manner or continue to manufacture products for us, we would have to rely on other current manufacturing sources or identify and qualify new manufacturers. We might not be able to identify or qualify such manufacturers for existing or new products in a timely manner and such manufacturers might not allocate sufficient capacity to us in order to meet our requirements. The consequences of not securing adequate and timely supplies of private label merchandise would negatively impact proper inventory levels, sales and gross margin rates, and ultimately the profitability of the Company.

      In addition, even if our current manufacturers continue to manufacture our products, they may not maintain adequate controls with respect to product specifications and quality and may not continue to produce products that are consistent with our standards. If we are forced to rely on products of inferior quality, then our brand recognition and customer satisfaction would be likely to suffer and the amount of merchandise we sell, or the prices we charge for such merchandise, or both, would be reduced, decreasing our revenues and our profitability.

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      Should we experience significant unanticipated demand, we will be required to significantly expand our access to manufacturing, both from current and new manufacturing sources. If such additional manufacturing capacity is not available on terms as favorable as those obtained from current sources, then our revenues or profit margins, or both, will suffer.

If our trademarks or licenses are compromised, then the market for our products could decline.

      We own and use a number of trademarks and operate under certain trademark license agreements. We believe that these trademarks have significant value and are instrumental in our ability to create and sustain demand for and market our products. We cannot assure that these trademarks and licensing agreements will remain in effect or that they will be renewed. In addition, any future disputes concerning these trademarks and licenses may cause us to incur significant litigation costs or force us to suspend use of the trademarks. For additional details about our license agreements, you should refer to our Annual Report on Form 10-K, as amended, for the fiscal year ended February 2, 2002 (which we refer to as the "Form 10-K").

We may not be able to successfully expand our operations as planned.

      We plan to significantly expand our operations in fiscal 2003 by opening several new stores and we expect to have capital expenditures of approximately $4.0 million. Our expansion plans are discussed in detail in the Form 10-K. Our growth strategy depends on our ability to open and operate new retail stores on a profitable basis. Our operating complexity and management responsibilities will increase as we continue to grow, and we may face challenges in managing our future growth. This anticipated growth will require that we continue to expand and improve our operations, including our distribution infrastructure, and expand, train and manage our employee base. In addition, we may be unable to hire a sufficient number of qualified personnel to work in our new stores or to successfully integrate the stores into our business. Our expansion prospects also depend on a number of other factors, many of which are beyond our control, including, among other things: economic conditions, competition, and consumer preferences. We may not be able to achieve our store expansion goals and, even if we succeed in opening new stores as planned, our newly opened stores may not achieve revenue or profitability levels comparable to those of our existing stores in the time periods estimated by us, or at all.

Acts of terrorism or war could adversely impact our business.

      Additional actual or threatened acts of terrorism or war could negatively impact availability of merchandise or consumer spending trends and may otherwise adversely impact our business. Depending upon the nature of an attack or threatened attack, consumers may be unwilling or unable to go to our retail outlets or may otherwise decrease spending in general. A significant decrease in consumer spending could have a significant adverse impact on our revenues.

      In addition, approximately 20% of the Company's merchandise is directly imported from other countries, and most of its remaining merchandise is supplied by U.S. domestic suppliers which source their goods from other countries. If imported goods become difficult or impossible to bring into the United States, and if we cannot obtain such merchandise from other sources at similar costs, then the Company's sales, gross margins and profit margins would significantly decline. Furthermore, in the event that commercial transportation is curtailed or substantially delayed, the Company may not be able to maintain adequate inventory levels of important merchandise levels on a consistent basis, which would negatively impact the Company's sales and potentially erode the confidence of its customer base, leading to further loss of sales and decline in profitability.

      In extreme circumstances, it may be necessary to close less productive stores so as to consolidate important merchandise categories into the Company's most productive stores which would severely impact the Company's profitability and cash flow.

Additional issuances of our common stock would cause you to incur immediate dilution.

      In private placement transactions in April and May 2002, we issued shares of common stock, preferred stock convertible into common stock and warrants to purchase common stock. The issuance of common stock upon

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conversion of the preferred stock and exercise of the warrants and other issuances of additional common stock by us, from time to time, subjects our common stock to the dilutive effects of such issuances.

Several provisions of our governing law could discourage, delay or prevent transactions that stockholders might otherwise consider favorable.

      It is possible that certain provisions of the Delaware corporate law or, if we change our state of incorporation from Delaware to Nevada (as approved at our annual meeting of stockholders on August 8, 2002), the Nevada corporate law may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests. Such provisions may be deemed to have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that might result in the receipt of a premium over the market price for the securities held by stockholders.

Risks Relating to Our Acquisition of Casual Male

We may fail to realize the cost savings we anticipated from the Casual Male acquisition.

      We anticipate significant cost savings following our May 2002 acquisition of substantially all the assets of Casual Male, primarily through headcount reductions, renegotiation of contractual arrangements for supplies and services associated with the operation for more favorable pricing terms, elimination of inefficient and costly business processes and costs by streamlining the Company's management information systems and economies of scale in purchasing. It is possible that some of the contemplated reductions could fail to take place on the scale proposed due to unforeseen or underestimated needs for the employees in question. It is also possible that the cost savings associated with achieving purchasing economies fail to materialize due to unsuccessful negotiations with key vendors. There is also a cost to realizing the potential savings and these costs could potentially be higher than originally contemplated in management's projections. In such an instance, the amount of the cost savings would be offset by the higher costs of realizing the savings, thereby reducing the overall benefit of the acquisition and reducing our expected profitability. If there are substantial failures to achieve these cost savings, cash flow and the servicing of debt related to the acquisition could also be reduced.

We may not be able to successfully integrate the Company's prior operations with the Casual Male operations.

      Following the Casual Male acquisition, we face execution risk on two fronts: (i) successful post-acquisition integration of Casual Male operations and (ii) on-schedule store openings as outlined in our licensing and joint venture agreements with Candie's, Inc. and EcKo Complex, LLC, respectively. It is possible that unforeseen pitfalls during the post-acquisition integration effort could adversely affect our historical operation of operating branded outlet stores as well as our ability to operate the Casual Male stores effectively. In such an event, the Company's anticipated revenue growth may not be realized and the expected profit margins may not be achieved, and therefore the Company may not reach the level of profitability anticipated by management in connection with the acquisition. In an extreme case, the historical levels of both sales and profit margins for the different businesses could also be adversely impacted.

We may not succeed in our efforts to manage multiple brands in different channels of distribution.

      Several retailers have had problems executing a corporate strategy aimed at operating multiple brands in multiple channels. We have expertise in the outlet channel of distribution, but the Casual Male acquisition introduces operations in the specialty store and internet channels of distribution. We are now also responsible for all aspects of brand management with respect to the Casual Male brand, including advertising and promotion, and the servicing and merchandising of private label merchandise, which currently represent approximately 75-80% of Casual Male's merchandise inventory. Under the current operating model, this function is mostly the responsibility of the branded manufacturer. If the managing of multiple brands within multiple channels is poorly executed, the Company will not achieve its expected level of profitability, and could ultimately be compelled to eliminate the multiple brand strategy so that the organization may focus on a single brand strategy.

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If the size of our target demographic group shrinks, our sales are likely to decrease.

      Research provided to Casual Male by The NPD Group suggests that big and tall men accounted for approximately 11% of the total men's apparel market for 1999. Casual Male currently targets big and tall men in the 25-54 age group. However, as more and more food retailers begin to compete on the basis of providing more healthy menus, and American popular culture becomes more health conscious, the size of this target demographic could decrease, resulting in lower sales.

Covenants with our lenders may prevent management from doing things that would otherwise be in the Company's best interests.

      The Third Amended and Restated Loan and Security Agreement that we entered into with Fleet Retail Finance and other lenders on May 14, 2002 contains numerous operating covenants that will limit the discretion of management with respect to certain business matters, and which will place restrictions on, among other things, our ability to incur additional indebtedness, to create liens or other encumbrances, and to make certain payments or investments, loans and guarantees. These restrictions can have a negative impact upon the Company being able to expend funds as it deems necessary, including for the opening of new store locations or the pursuit of potential acquisitions, joint ventures or other strategic initiatives, or enter into important contractual relationships for the improvement of the operation, which could ultimately negatively impact the Company's financial performance.

Changes in the Company's credit profile following the Casual Male acquisition could have a detrimental effect on its relationship with its suppliers.

      As a result of the additional debt we incurred to finance the Casual Male acquisition, we have become a highly leveraged company. This will have several important effects on our future operations including, but not limited to, (i) a substantial portion of our cash flow from operations must be dedicated to the payment of interest on our indebtedness and will not be available for other purposes, (ii) certain restrictions related to our borrowing may limit our ability to borrow additional funds or dispose of assets and may affect our flexibility in planning for, and reacting to, changes in it business, including other possible acquisition activities, and (iii) our ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions, general corporate or other purposes may be impaired.

      Based on the foregoing, our credit risk profile has changed from that of a historically unleveraged company to that of a highly leveraged company. As such, certain suppliers may change the terms under which they are willing to extend trade credit to us or the amount of such credit they are willing to extend at any one time. In both cases the amount of trade credit would be reduced, which would negatively impact the Company's working capital available for operating purposes, increase the borrowings under its revolving line of credit, and reduce the liquidity amount available under its revolving line of credit. In the event that suppliers reduce credit terms or place us on a cash-on-delivery (C.O.D.) basis, our working capital liquidity could be substantially reduced and we could have difficulty maintaining inventory levels or otherwise funding our operating needs.